EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              SMARTDISK CORPORATION

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         A.       (i) The present name of the corporation (hereinafter called the "Corporation") is SmartDisk Corporation.

                  (ii) The name under which the Corporation was originally incorporated is Fintos, Inc., and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is March 5, 1997.

         B. The provisions of the Certificate of Incorporation of the Corporation as heretofore amended and/or supplemented, are hereby amended, restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of SmartDisk Corporation, without any further amendments other than the amendments herein certified and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the provisions hereinafter set forth.

         C. The amendments and the restatement of the Restated Certificate of Incorporation herein certified have been duly adopted by the board of directors and stockholders in accordance with the provisions Section 242 and 245 of the General Corporation Law of the State of Delaware.

         The Certificate of Incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Restated Certificate of Incorporation, read as follows:

         FIRST: The name of the Corporation is SmartDisk Corporation.

         SECOND: The registered office of the Corporation in the State of Delaware is located at 30 Old Rudnick Lane, in the City of Dover, County of Kent. The name of the registered agent in charge thereof is CorpAmerica, Inc. at 30 Old Rudnick Lane, Dover, Delaware 19901.

         THIRD: The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the General Corporation Law of Delaware. The Corporation will have perpetual existence.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is sixty-five million (65,000,000) shares of capital stock, classified as (i) five million (5,000,000) shares of preferred stock, par value $.001 per share ("Preferred Stock"), and


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(ii) sixty million (60,000,000) shares of common stock, par value $.001 per share ("Common Stock").

         All of the shares of Common Stock of the Corporation issued and outstanding, or held as treasury shares, immediately prior to the time this Restated Certificate of Incorporation becomes effective shall be and are by this means automatically reclassified and changed (without further act) into fully paid and nonassessable shares of Common Stock, the number of which shall equal the number of shares obtained by dividing (1) the total number of shares of Common Stock issued and outstanding, or held as treasury shares, immediately prior to the time this Restated Certificate of Incorporation becomes effective by (2) four. The shares of Common Stock returned to the Corporation as a result of the reclassification and change shall become effective without increasing or decreasing the amount of stated capital or paid-in-surplus of the Corporation, and shall constitute a one for four reverse stock split, provided no fractional shares of less than one share shall be issued. The holders of fractional share interests of less than one share shall be paid in cash by the Corporation the value of their fractional share based upon the fair market value of the Common Stock, as determined by the board of directors of the Corporation.

         The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock and Common Stock are as follows:

         1. PROVISIONS RELATING TO THE PREFERRED STOCK.

                  (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the board of directors of the Company as hereafter prescribed.

                  (b) Authority is hereby expressly granted to and vested in the board of directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                           (i) whether or not the class or series is to have
voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

                           (ii) the number of shares to constitute the class or
series and the designations thereof;

                           (iii) the preferences, and relative, participating,
options, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

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                           (iv) whether or not the shares of any class or series
shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                           (v) whether or not the shares of a class or series
shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

                           (vi) the dividend rate, whether dividends are payable
in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference of or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                           (vii) the preferences, if any, and the amounts
thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                           (viii) whether or not the shares of any class or
series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                           (ix) such other special rights and protective
provisions with respect to any class or series as may seem advisable to the board of directors of the Corporation.

                  (c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The board of directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The board of directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

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         2. PROVISIONS RELATING TO THE COMMON STOCK.

                  (a) Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

                  (b) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the board of directors at any time and from time to time out of any funds of the Corporation legally available therefor.

                  (c) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this paragraph (c), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

         3. GENERAL.

                  (a) Subject to the foregoing provisions of this Restated Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the board of directors of the Corporation, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

                  (b) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the board of directors of the Corporation. The board of directors of the Corporation shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; PROVIDED, HOWEVER, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

         FIFTH: The name of the incorporator of the Corporation is Richard Judkins, and the mailing address of such incorporator is c/o Tomlinson Zisko Morosoli & Maser LLP, 200 Page Mill Road, Second Floor, Palo Alto, CA 94306.

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         SIXTH: (a) GENERAL. The number of directors constituting the board of directors is five, and the name and mailing address of each person who is to serve as director until his or her successor is elected and qualified are Class
I: Michael S. Battaglia and Timothy Tomlinson; Class II: Shigeki Morita and D. James Bidzos; Class III: Addison M. Fischer. The number of directors constituting the entire board of directors shall not be less than three nor more than twelve as fixed from time to time by vote of a majority of the entire board of directors; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at that time in office. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

                  (b) CLASSIFICATION OF DIRECTORS. The directors shall be divided into three classes of equal or approximately equal number and designated Class I, Class II and Class III. If the number of directors is not evenly divisible by three, the remainder positions shall be allocated first to Class III and second to Class II. The initial term of office of Class I will expire at the annual meeting of stockholders in 1999; of Class II at the annual meeting of stockholders in 2000; and of Class III at the annual meeting of stockholders in 2001. Each director elected shall hold office until his successor shall be elected and shall qualify. At each annual meeting of stockholders beginning with the annual meeting of stockholders in 1999, directors elected to succeed those whose terms are then expiring shall be elected for a full term of office expiring at the third succeeding annual meeting of stockholders after their election. Should the number of directors which constitutes the whole board of directors be changed as permitted by paragraph (a) of this Article, such majority of the whole board of directors shall also fix and determine the number of directors of which each class shall be comprised.

                  (c) TERM OF OFFICE; VACANCIES. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. Except as provided in paragraph (b) of this Article, the directors have the exclusive power to fill vacancies and newly created directorships resulting from any increase in the authorized number of directors. Any newly created directorship resulting from an increase in the number of directors or any other vacancy on the board of directors, however caused, shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected by one or more directors to fill a newly created directorship or other vacancy shall hold office until the next election of the class for which such directors shall have been chosen and until his or her successor shall have been elected and qualified. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

                  (d) REMOVAL. Notwithstanding any other provisions of this Restated Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Restated Certificate of Incorporation or the Bylaws of the Corporation), any director or the entire board of directors of the Corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of at

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least 80% of the votes of the outstanding shares of stock generally entitled to vote in the election of directors (considered for this purpose as one class) ("Voting Stock") cast at a meeting of stockholders called for that purpose.

                  (e) NOTICE OF NOMINATIONS. Advance notice of nominations for the election of directors, other than nominations by the board of directors or a committee thereof, shall be given to the Corporation in the manner provided in the Bylaws.

                  (f) ELECTION OF DIRECTORS BY HOLDERS OF PARTICULAR CLASSES OR SERIES OF STOCK. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of this Restated Certificate of Incorporation, including any applicable resolutions of the board of directors, adopted pursuant to Article FOURTH. Directors so elected shall not be divided into classes and shall be elected by such holders annually unless expressly provided otherwise by those provisions or resolutions, and, during the prescribed terms of office of those directors, the board of directors shall consist of a number of directors equal to the number of those directors plus the number of directors determined as provided in paragraph (a) of this Article.

         SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Delaware General Corporation Law.

         EIGHTH: The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation while this
Article is in effect. Any repeal or amendment of

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this Article shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal of or amendment to this Article. Such right shall include the right to be paid by the Corporation for expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither (i) the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, that the claimant is permissible in the circumstances, nor (ii) an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, by-law, resolution of stockholders or directors, agreement, or otherwise.

         The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

         As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

         NINTH: After the Corporation first has a class of securities registered under Sections 12 or 15 of the Securities Exchange Act of 1934, as amended, or its equivalent, any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly called annual or special meeting of the stockholders and may not be taken by consent in writing or otherwise.

         TENTH: Except as otherwise required by law or provided in the Bylaws of the Corporation, and subject to the rights of the holders of any class or series of shares issued by the corporation having a preference over the Common Stock as to dividends or upon liquidation to elect directors in certain circumstances, special meetings of the stockholders of the Corporation

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may be called only by the board of directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office.

         ELEVENTH: The board of directors shall have the power to adopt, alter, amend or repeal the Bylaws of the Corporation by vote of not less than a majority of the directors then in office. The holders of shares of capital stock of the Corporation entitled at the time to vote for the election of directors shall, to the extent such power is at the time conferred on them by applicable law, also have the power to adopt, alter, amend or repeal the Bylaws of the Corporation, but only if such action receives the affirmative vote of at least 80% of the outstanding Voting Stock, voting together as a single class.

         TWELFTH:   (a)    1. In addition to any affirmative vote required by
law, and except as otherwise expressly provided in sections (b) and (c) of this Article, any business combination (as hereinafter defined) shall require the affirmative vote of the holders of at least 80% of the outstanding Voting Stock voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

                           2. The term "business combination" as used in this
Article shall mean any transaction which is referred to in any one or more of the following clauses (A) through (E):

                                    (A) any merger or consolidation of the
Corporation or any Subsidiary (as hereinafter defined) with or into (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not it is itself an Interested Stockholder) which, after such merger or consolidation, would be an Affiliate (as hereinafter defined) of an Interested Stockholder, or

                                    (B) any sale, lease, exchange, mortgage,
pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Interested Stockholders of any assets of the Corporation or any Subsidiary having an aggregate fair market value of $5,000,000 or more, or

                                    (C) the issuance or transfer by the
Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $5,000,000 or more, or

                                    (D) `the adoption of any plan or proposal
for the liquidation or dissolution of the Corporation, or

                                    (E) any reclassification of securities
(including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of

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increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder.

                  (b) The provisions of section (a) of this Article shall not be applicable to any particular business combination, and such business combination shall require only such affirmative vote as is required by law and any other provision of this Restated Certificate of Incorporation, if the business combination has been approved by two-thirds of the whole board of directors.

                  (c) For the purposes of this Article:

                           1. A "person" shall mean any individual, firm,
corporation or other entity.

                           2. "Interested Stockholder" shall mean, in respect of
any business combination, any person (other than the Corporation or any Subsidiary) who or which, as of the record date for the determination of stockholders entitled to notice of and to vote on such business combination, or immediately prior to the consummation of any such transaction:

                                    (A) is the beneficial owner, directly or
indirectly, of more than 10% of the Voting Stock, or

                                    (B) is an Affiliate of the Corporation and
at any time within two years prior thereto was the beneficial owner, directly or indirectly, of not less than 10% of the then outstanding Voting Stock, or

                                    (C) is an assignee of or has otherwise
succeeded to any shares of capital stock of the Corporation which were at any time within two years prior thereto beneficially owned by any Interested Stockholder, and such assignment or succession shall have occurred in the course of stockholders entitled to notice of and to vote on such business coming within the meaning of the Securities Act of 1933.

                           3. A "person" shall be the "beneficial owner" of any
Voting Stock:

                                    (A) which such person or any of its
Affiliates and Associates (as hereinafter defined) beneficially own, directly or indirectly, or

                                    (B) which such person or any of its
Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding, or

                                    (C) which are beneficially owned, directly
or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates has any

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agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation.

                           4. The outstanding Voting Stock shall include shares
deemed owned through application of paragraph 3 above but shall not include any other Voting Stock which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

                           5. "Affiliate" and "Associate" shall have the
respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of adoption of this Article.

                           6. "Subsidiary" shall mean any corporation of which a
majority of any class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of the adoption of this Article) is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph 2 of this section
(c) the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                  (d) A majority of the directors shall have the power and duty to determine for the purposes of this Article on the basis of information known to them, (1) the number of shares of Voting Stock beneficially owned by any person, (2) whether a person is an Affiliate or Associate of another, (3) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in paragraph 3 of section (d), or (4) whether the assets subject to any business combination or the consideration received for the issuance or transfer of securities by the Corporation or any Subsidiary has an aggregate fair market value of $5,000,000 or more.

                  (e) Nothing contained in this Article shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

         THIRTEENTH: No holder of shares of the Corporation of any class or series shall have any preemptive right to subscribe for, purchase, or receive any shares of the Corporation of any class or series now or hereafter authorized, or any options or warrants for such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation. Cumulative voting by the stockholders of the Corporation at any election of directors of the Corporation is hereby prohibited.

         FOURTEENTH: Notwithstanding anything to the contrary in this Restated Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the votes of the outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with any of Articles SIXTH, NINTH, TENTH, ELEVENTH, TWELFTH, THIRTEENTH and FOURTEENTH of this Restated Certificate of Incorporation.

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         FIFTEENTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "person" means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purposes, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

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         IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed and attested by its duly authorized officer, this 10th day of August, A.D. 1999.

                                       /s/ DANIEL E. REED
                                       -----------------------------------------
                                       Daniel E. Reed
                                       Vice President, Corporate Development and
                                       Legal Affairs

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